                                                                   EXHIBIT 10.1

                        FIFTH LOAN MODIFICATION AGREEMENT

     This Fifth Loan Modification Agreement (this "Loan Modification Agreement")
is entered into as of October 29, 2004, by and among (i) SILICON VALLEY BANK, a
California-chartered bank, with its principal place of business at 3003 Tasman
Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton,
Massachusetts 02462, doing business under the name "Silicon Valley East"
("Bank") and (ii) GLOBECOMM SYSTEMS INC., a Delaware corporation with offices at
45 Oser Avenue, Hauppauge, New York 11788 and NETSAT EXPRESS, INC., a Delaware
corporation with offices at 45 Oser Avenue, Hauppauge, New York 11788 (jointly and severally, individually and collectively, "Borrower").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank,
     Borrower is indebted to Bank pursuant to a loan arrangement dated as of
     September 15, 2003, evidenced by, among other documents, a certain Loan and
     Security Agreement dated as of September 15, 2003 between Borrower and
     Bank, as amended from time to time (as amended, the "Loan Agreement").
     Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.  DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the
     Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

         Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the
     "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     Modifications to Loan Agreement.

         i.    Section 4.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    "4.4 COLLECTION OF RECEIVABLES. Borrower shall direct the
                    Account Debtors to remit all Receivables to Borrower's
                    lockbox account maintained at Silicon and Silicon shall
                    transfer such funds to Borrower's operating account at
                    Silicon."

         ii.   Section 1 of the Schedule to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    "1.  CREDIT LIMIT

                    (Section 1.1): An amount not to exceed the lesser of (A) or
                    (B), below:

                    (A)

                           (i) $16,500,000.00 (the "Maximum Credit Limit");
                           minus

                           (ii) the aggregate amounts outstanding under the Exim
                           Agreement; minus

                           (iii) the aggregate amounts then undrawn on all
                           outstanding letters of credit, foreign exchange
                           contracts, or any other accommodations

                           issued or incurred, or caused to be issued or
                           incurred by Silicon for the account and/or benefit of
                           the Borrower.

                    (B)

                           (i) 80.0% of the amount of the Borrower's Eligible
                           Receivables; plus;

                           (ii) 100.0% of the amount of Borrower's unrestricted
                           cash and unrestricted cash equivalents maintained in
                           deposit or investment accounts with Silicon (or SVB
                           Securities with respect to investment accounts);
                           minus

                           (iii) the aggregate amounts then undrawn on all
                           outstanding letters of credit, foreign exchange
                           contracts, or any other accommodations issued or
                           incurred, or caused to be issued or incurred by
                           Silicon for the ccount and/or benefit of the
                           Borrower.

                    Silicon may, from time to time, modify the advance rate(s)
                    set forth herein in its good faith business judgment upon
                    notice to Borrower based on changes in collection experience with respect to the Receivables or other issues or factors relating to the Receivables or the Collateral.

                    LETTER OF CREDIT SUBLIMIT
                    (Section 1.5):            $16,500,000

                    FOREIGN EXCHANGE CONTRACT/CASH MANAGEMENT SERVICES SUBLIMIT
                    (Section 1.6): $10,000,000"

         iii.  Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting the following text:

                    "A rate equal to the Prime Rate plus two percent (2.0%) per annum."

               and inserting the following in lieu thereof:

                    "A rate equal to the Prime Rate plus one and one-half
                    percent (1.5%) per annum."

         iv.   Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting the following text:

                    "MINIMUM MONTHLY
                    INTEREST (Section 1.2):    $4,000.00"

               and inserting the following in lieu thereof:

                    "MINIMUM MONTHLY
                    INTEREST (Section 1.2):    Not applicable"

         v.    Section 3 of the Schedule to the Loan Agreement is hereby amended by deleting the following text:

                    "Collateral Handling Fee: $1,000.00 ($500.00 when not
                    borrowing and Borrower has advised Silicon that it has
                    elected to be on "non-borrowing reporting status" pursuant to Section 6, below) per month, payable in arrears.

                    Cancellation Fee:If the Obligations are voluntarily or
                    involuntarily prepaid or if this Agreement is otherwise
                    terminated prior to its maturity, the Borrower shall pay to
                    Silicon a termination fee in the amount equal to $37,500.00, provided that no such termination fee shall be charged if
                    the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be
                    due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the
                    event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate
                    applicable to any of the Obligations."

               and inserting the following in lieu thereof:

                    "Collateral Handling Fee: Not applicable.

                    Cancellation Fee: Not applicable."

         vi.   Section 4 of the Schedule to the Loan Agreement is hereby amended by deleting the following text:

                    "October 31, 2004"

               and inserting the following in lieu thereof:

                    "October 28, 2005"

         vii.  Section 5 of the Schedule to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    "5. FINANCIAL COVENANTS

                    (Section 5.1): Borrower shall comply with each of the
                    following covenant(s). Compliance shall be determined as of the end of each month:

                    A. MINIMUM TANGIBLE NET WORTH:

                    Borrower shall maintain a Tangible Net Worth of not less
                    than the sum of (i) plus (ii) below:

                    (i) $45,000,000 from October 1, 2004 until the Maturity
                    Date;

                    (ii) 60% of all consideration received after the date hereof from proceeds from the issuance of any equity securities of the Borrower and/or subordinated debt incurred by the
                    Borrower and 60% of all quarterly net profits of Borrower.

                    B. LIQUIDITY RATIO:

                    Borrower shall have a Liquidity Ratio of not less than:

                    (i) 0.9 to 1.0, from October 1, 2004 through February 28,
                    2005; and

                    (ii) 1.0 to 1.0, from March 1, 2005 and thereafter.

                    DEFINITIONS. For purposes of the foregoing financial
                    covenants, the following term shall have the following
                    meaning:

                    "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with
                    generally accepted accounting principles, with the following adjustments:

                    (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally
                    accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names,
                    copyrights, capitalized software and organizational costs, licenses and franchises

                    (B) there shall be excluded from liabilities: all
                    indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion."

                    "Liquidity Ratio" shall mean the ratio of (i) Borrower's
                    unrestricted cash, unrestricted cash equivalents and net
                    accounts receivable to (ii) all of Borrower's obligations
                    and liabilities to Silicon (including the face amount of
                    issued, but undrawn, Letters of Credit issued hereunder, but excluding any cash-secured letters of credit issued by
                    Silicon) plus, without duplication, the aggregate amount of
                    Borrower's total liabilities determined in accordance with generally accepted accounting principles which mature within one (1) year."

         viii. Section 6 of the Schedule to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    "6. REPORTING.

                         (Section 5.3):

                    Borrower shall provide Silicon with the following:

                    (a) (i) as soon as available, but no later than twenty-five
                    (25) days after the last day of each month, a company
                    prepared consolidated balance sheet and income statement
                    covering Borrower's consolidated operations during the
                    period certified by Borrower and in a form acceptable to
                    Silicon; (ii) as soon as available, but no later than ninety
                    (90) days after the last day of Borrower's fiscal year,
                    audited consolidated financial statements prepared under
                    GAAP, consistently applied, together with an unqualified
                    opinion on the financial statements from an independent
                    certified public accounting firm reasonably acceptable to
                    Silicon; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8 K filed with the
                    Securities and Exchange Commission; and (iv) budgets, sales projections, operating plans or other financial information reasonably requested by Silicon.

                    (b) Provide Silicon with, as soon as available, but no later than twenty-five (25) days following each month, an aged
                    listing of accounts receivable and accounts payable by
                    invoice date, in form acceptable to Silicon, along with a
                    Borrowing Base Certificate in the form of Exhibit C hereto.

                    (c) Within twenty-five (25) days after the last day of each month, Borrower shall deliver to Silicon with the monthly
                    financial statements a Compliance Certificate in the form of
                    Exhibit D hereto."

         ix.   Section 8(1) of the Schedule to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    "(1) BANKING RELATIONSHIP. In order for Silicon to properly monitor its loan arrangement with the Borrower, Borrower
                    shall at all times during the term of this Agreement
                    maintain all of its depository, operating and securities
                    accounts in the United States with Silicon (or an affiliate of Silicon with respect to securities accounts).
                    Notwithstanding the foregoing, Borrower may maintain the
                    following deposit accounts with other financial
                    institutions: (i) deposit accounts exclusively used for
                    payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees and (ii) a petty cash deposit account containing not more
                    than $5,000 at any time."

         x.    The Loan Agreement is hereby amended by adding Exhibit C hereto as Exhibit C thereto.

         xi.   The Loan Agreement is hereby amended by adding Exhibit D hereto as Exhibit D thereto.

4.   FEES. Borrower shall pay to Bank a modification fee of $165,000.00 which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall reimburse the Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan
     Documents.

5.   RATIFICATION OF NEGATIVE PLEDGE AGREEMENTS. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of certain Negative Pledge Agreements dated September 15, 2003 and June 2,
     2004.

6.   RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates dated June 2, 2004 and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.

7.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.   NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that
     Borrower knows of no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if
     Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED.

10.  CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents.
     Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to make modifications to the existing
     Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the
     Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.  COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                    BORROWER:

                                    GLOBECOMM SYSTEMS INC.

                                    By: /s/ Kenneth A. Miller
                                        ---------------------

                                    Name: Kenneth A. Miller
                                    Title: President

                                    NETSAT EXPRESS, INC.

                                    By: /s/ Kenneth A. Miller
                                        ---------------------

                                    Name: Kenneth A. Miller
                                    Title: President

                                    BANK:

                                    SILICON VALLEY BANK, d/b/a
                                    SILICON VALLEY EAST

                                    By: /s/ Melissa Stepanis
                                        --------------------

                                    Name: Melissa Stepanis
                                    Title: Vice President